EXHIBIT 32

May 14, 2025

Via EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:      Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Ladies and Gentlemen:

In connection with the Quarterly Report of ECA Marcellus Trust I (the “Trust”) on Form 10-Q for the quarterly period ended March 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the Trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and is not being filed as part of the Report or as a separate disclosure document.

The Bank of New York Mellon Trust Company, N.A.,
Trustee for ECA Marcellus Trust I

By:	/s/ Sarah Newell
Sarah Newell
Vice President and Trust Officer